UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 5, 2000

                           INNOVATIVE MICRO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware            1-6635                     95-1950506
          (State or other     (Commission                  (IRS Employer
           jurisdiction of     File Number)                 Identification
           incorporation)                                   Number)



                               75 Robin Hill Road
                           Goleta, California 93117
              (Address of principal executive office)( Zip code)


      Registrant's telephone number, including area code: (805) 681-2837



                        Applied Magnetics Corporation
        (Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

(a)  Not Applicable.

(b) (1) The United States Bankruptcy Court, Central District of California, Northern Division, has entered an order confirming the Debtor's Third Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of September 24, 2001.

     (2) The date the order confirming the plan was entered is November 5, 2001.

     (3) The following is a summary of the Summary of Debtor's Third Amended and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of September 24, 2001.

      The Debtor's Third Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of September 24, 2001 (the "Plan") is the result of substantial negotiations among the Company and its creditors, including the Official Committee of Creditors Holding Unsecured Claims (the "Committee"). The Company believes that through the Plan the holders of impaired Claims will obtain a substantially greater recovery than would be available if the Company's assets were liquidated under the Bankruptcy Code or if any other feasible alternatives were pursued. The Company further believes that the Plan will afford the Company the opportunity and ability to continue in business as a going concern, thereby benefiting creditors, employees, vendors, other parties in interest, customers, and the general public.

     See Section 28, "Defined Terms," for an alphabetical list of certain terms used in this document.

     In accordance with the Bankruptcy Code, the Plan classifies Claims and Equity Interests separately and provides, separately for each class of Claims that holders of such Claims will receive various types of consideration, thereby giving effect to the different rights of the holders of Claims of each class.

     Under the Plan, "Claim" means (a) any right to payment from the Company whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Company, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. "Equity Interest" means any equity interest in the Company represented by its common stock that was outstanding before the effectiveness of the Plan (the "Old Common Stock"), including any right, warrant, option or contract to purchase Old Common Stock.

     The treatment of Allowed Claims under the Plan will be in full settlement, satisfaction, and discharge of all such Claims. Under the Plan, holders of Equity Interests will neither receive nor retain any property under the Plan. On the Effective Date, the Company will be discharged from all Claims and Equity Interests that have arisen before confirmation of the Plan, except for payments, distributions, and obligations provided for in the Plan or in the Confirmation Order.

     In general, under the Plan:

     .    Amended Charter.

     The Company's certificate of incorporation and bylaws will be amended and restated in their entirety, including a change in the Company's name from "Applied Magnetics Corporation" to "Innovative Micro Technology, Inc."

     .    Allowed Administrative Claims

     Except for Professional Persons, whose Allowed Administrative Claims will be treated under the Plan in accordance with the negotiated agreement with the Professional Persons, all holders of Allowed Administrative Claims will receive payment in full in Cash.

     .    Allowed Priority Claims.

     All holders of Allowed Priority Claims will receive payment in full in Cash.

     .    Allowed Secured Claims

     All holders of Allowed Secured Claims will receive a distribution of either cash, or a combination of cash and property, in full and complete satisfaction of such holders Allowed Secured Claims.

     .    Allowed General Unsecured Claims

     The Plan provides for a pro-rata distribution of New Common Stock to holders of Allowed General Unsecured Claims, subject to the Subordination Rights that govern certain holders of Allowed General Unsecured Claims. Accordingly, holders of Allowed General Unsecured Claims in Classes 10, 14, 15, 16 and 17 will receive a pro-rata distribution of New Common Stock. And, in the absence of a settlement of the Subordination Rights, the pro-rata distribution of New Common Stock that would otherwise be distributed to holders of Allowed General Unsecured Claims in Classes 11, 12 and 13 would be reallocated to the holders of Allowed Class 10 Claims. However, pursuant to the settlement of the Subordination Rights that has been negotiated by the Company, the Committee, and certain holders of Allowed Claims in Classes 10, 11, 12, and 13, holders of Allowed Claims in Classes 11, 12 and 13 will receive the following treatment under the Plan: (i) if Class 11 votes to accept the Plan, 375,000 shares of New Common Stock that otherwise would have been distributed to Class 10 will be distributed to Class 11, subject to certain of the shares being repurchased by the Company; (ii) if Class 12 votes to accept the Plan, the Class 12 Warrants will be distributed to Class 12, and for each $1000 of an Allowed Class 12 Claim, 1000/99 New Warrants will be issued, and each New Warrant will represent the right to purchase during the three year period from and after the Effective
Date: (x) .946805 shares of New Common Stock at $20.00 per share; (y) .423822 shares of New Common Stock at $22.50 per share; and (z) .509937 shares of New Common Stock at $27.50 per share, and the right to receive the Cash Asset Sale Distribution; and (iii) if Class 13 votes to accept the Plan, the Class 13 Warrants will be distributed to Class 13, and for each $1000 of an Allowed Class 13 Claim 1000/99 New Warrants will be issued, and each New Warrant will represent the right to purchase during the three year period from and after the Effective Date: (x) .946805 shares of New Common Stock at $20.00 per share; (y)
 .423822 shares of New Common Stock at $22.50 per share; and (z) .509937 shares of New Common Stock at $27.50 per share, and the right to receive the Cash Asset Sale Distribution. To eliminate the dilutive effect of the issuance of New Common Stock on account of the New Warrants, 1,726,805 of the shares of New

Common Stock to be distributed to the Guarantee Banks will be subject to repurchase by the Company as described in the Plan and 153,759 of the shares of New Common Stock to be distributed to Kennilworth will be subject to repurchase by the Company as described in the Plan. A description of the New Warrants and the New Warrant Agreement is set forth in the Plan Documents Supplement.

     The following chart summarizes the distributions to the various General Unsecured Classes based upon (x) a pro-rata distribution to General Unsecured Creditors; (y) a strict enforcement of the Subordination Rights; and (z) the settlement of the Subordination Rights provided for in the Plan:


       Class             Pro-Rata           Pro-Rata            Pro-Rata
                       Distribution       Distribution        Distribution
                       of 4,500,000    of Creditor Shares   of Creditor Sand
                        shares of              and         Implementation of
                     New Common Stock    Enforcement of      Settlement of
                                      Subordination Rights Subordination Rights
                     (shares in 000s)                       By Issuance Of New
                                                              Warrants And
                                                            Repurchase Of New
                                                           Common Stock Subject
                                                              To Repurchase
--------------------------------------------------------------------------------
Class 10 -          882 shares; 19.5%  2766 shares;        664 shares;
Guarantee
Banks' Claims                          61.5%               14.7%
--------------------------------------------------------------------------------
Class 11 -          397 shares; 8.8%                       221 shares;
Kennilworth
Claims                                                     4.9%
--------------------------------------------------------------------------------
Class 12 - Old 2%   179 shares;                            227 shares;
Notes Claims
                    4.0%                                   5.1%
--------------------------------------------------------------------------------
Class 13 - Old 7%   1308 shares;                           1654 shares;
Notes Claims
                    29.1%                                  36.7%
--------------------------------------------------------------------------------
Class 14 - AMC-     679 shares;        679 shares;         679 shares;
Malaysia Liquidator
Claims              15.1%              15.1%               15.1%
--------------------------------------------------------------------------------
Class 15- Capital   11 shares;         11 shares;          11 shares;
Leases
Claims              .3%                .3%                 .3%
--------------------------------------------------------------------------------
Class 16- Operating 665 shares;        665 shares;         665 shares;
Leases Claims
                    14.8%              14.8%               14.8%
--------------------------------------------------------------------------------
Class 17 - Other    379 shares;        379 shares;         379 shares;
General Unsecured
Claims              8.4%               8.4%                8.4%
--------------------------------------------------------------------------------

     .    Allowed Subordinated Claims; Allowed Subordinated Interests, Allowed
Interests.

     Holders of Allowed Subordinated Claims, Allowed Subordinated Interests and Allowed Interests will neither receive nor retain any property under the Plan.

     The summary of the Plan set forth herein is qualified in its entirety by reference to the more detailed provisions set forth in the Plan, the terms of which are controlling. The Plan is attached to this Report on Form 8- K as
Exhibit 2.1.

     A. Summary Of Certain Other Provisions Of The Plan.

     1. Subordination Rights and Claims.

     The Kennilworth Facility, the Old 2% Notes and the Old 7% Notes each contain subordination provisions. Pursuant to these provisions the Guarantee Banks, the holders of the Kennilworth Claims, the holders of the Old 2% Notes and the holders of the Old 7% Notes have certain Subordination Rights and Subordination Claims. A strict enforcement of the Subordination Rights and Subordination Claims, and the strict enforcement thereof, absent an order of the Bankruptcy Court to the contrary, or the settlement provided for in the Plan is described as follows:

     .   Enforcement of Subordination Rights In Favor Of Guarantee Banks' Claims
In accordance with the Guarantee Banks' Subordination Rights, the Pro Rata distribution of New Common Stock initially allocated to the holders of Allowed Claims in Classes 11, 12 and 13 under the Plan, or reallocated to the holders of Allowed Claims in such Classes by reason of the enforcement of such holders' Subordination Rights, shall be reallocated to holders of the Guarantee Banks' Claims as a result of enforcement of the Guarantee Banks' Subordination Rights as against the holders of Claims in Classes 11, 12 and 13; provided, that, with respect to the reallocation of the initial distribution allocated to Class 12, the reallocation to the holders of the Guarantee Banks' Claims shall be Pro Rata with the other holders of Subordination Rights as against the holders of C12 Claims, and provided that, with respect to the reallocation of the initial distribution allocated to Class 1reallocatio to the holders of the Guarantee Banks' Claims shall be Pro Rata with other holders of Subordination Rights as against the holders of Class 13 Claims.

     .    Enforcement of Subordination Rights Against Kennilworth Claims and
Enforcement Of Subordination Rights In Favor Of Kennilworth Claims. In accordance with the Guarantee Banks' Subordination Rights, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class 11 under the Plan, plus the shares of New Common Stock reallocated to holders of Class 11 Claims by reason of the enforcement of the Subordination Rights of such holders as against the holders of Class 12 Claims and Class 13 Claims, shall be reallocated to holders of the Guarantee Banks' Claims as a result of enforcement of the Guarantee Banks' Subordination Rights as against the holders of Class 11 Claims.

     .    Enforcement of Subordination Rights Against Old 2% Notes Claims and
Enforcement Of Subordination Rights In Favor Of Old 2% Notes Claims. In accordance with the Guarantee Banks' Subordination Rights and the Subordination Rights of the holders of the Kennilworth Claims, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class 12 under the Plan, plus the shares of New Common Stock reallocated to holders of Class 12 Claims by reason of the enforcement of such holders' Subordination Rights, Pro Rata with the enforcement of the Subordination Rights of other Persons, as against the holders of Class 13 Claims, shall be reallocated Pro Rata to holders of the Guarantee Banks' Claims and the holders of the Kennilworth Claims as a result of enforcement of the Guarantee Banks' Subordination Rights as against the holders of Class 12 Claims and the enforcement of the Subordination Rights of the holders of the Kennilworth Claims as against the holders of Class 12 Claims.

     .    Enforcement of Subordination Rights Against Old 7% Notes Claims. In
accordance with the Subordination Rights of the Guarantee Banks and the holders of Kennilworth Claims, Old 2% Notes Claim, and Capital Leases Claims, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class 13 under the Plan shall be reallocated Pro Rata to holders of the Guarantee Banks' Claims, holders of the Kennilworth Claims, holders of the Old 2% Notes Claims and holders of the Capital Leases Claims as a result of enforcement of such holders' Subordination Rights as against the holders of Class 13 Allowed Claims.

     .    The Plan contains various provisions addressing the Subordination
Rights and the Subordination Claims, including the inclusion of a provision for the potential compromise of the disputes regarding the Subordination Rights and Subordination Claims of Class 11. See Plan Section V.F. - "Subordination Disputes."

     2. Executory Contracts And Unexpired Leases.

     Subject to the approval of the Bankruptcy Court, the Bankruptcy Code empowers the Company as Debtor in Possession to assume, assume and assign, or reject executory contracts and unexpired leases. As a general matter, an "executory contract" is a contract under which material performance (other than the payment of money) is due by each party. If an executory contract or unexpired lease is rejected by the Company as Debtor in Possession, the other party to the agreement may file a Claim for any damages incurred by reason of the rejection. In the case of rejection of employment agreements and leases of real property such damage Claims are subject to certain limitations imposed by the Bankruptcy Code. If an executory contract or unexpired lease is assumed, the Company generally has the obligation to perform its obligations thereunder in accordance with the terms of such agreement. If an executory contract is assumed and assigned, the assignee generally has the obligation to perform the obligations of the Company thereunder in accordance with the terms of such agreement

     The Plan provides that entry of the Confirmation Order by the Bankruptcy Court will constitute approval, pursuant to section 365(a) of the Bankruptcy Code, of the Company's rejection or assumption of its executory contracts and unexpired leases as provided in the Plan. Executory contracts and unexpired leases to be assumed pursuant to the Plan are listed in Exhibit E thereto. All executory contracts and unexpired leases which have not previously been rejected and which are not assumed, either pursuant to the Plan or by separate proceeding in the Chapter 11 Case, are deemed rejected pursuant to the Plan. Exhibit F to the Plan contains a nonexclusive list of executory contracts and unexpired leases to be rejected under the Plan.

     Exhibit E to the Plan specifies the Cure Payment amounts, if any, which the Company believes are required to be paid on the Effective Date in accordance with sections 365(b)(1)(A) & (B) of the Bankruptcy Code in connection with the assumption of the executory contracts and unexpired leases listed therein. In the event that any party to a listed contract or lease affected by any modification to Exhibit E contends that the Cure Payment amount as so modified is incorrect, such party must serve upon counsel for the Company and the Creditors' Committee and file with the Bankruptcy Court a written statement and an accompanying declaration in support thereof specifying the amounts allegedly owing under sections 365(b)(1)(A) and (B) of the Bankruptcy Code no later than the deadline set by the Bankruptcy Court for objecting to confirmation of the Plan. Failure to file and serve such statement will result in the determination that the Company's tender of the Cure Payment, as specified in Exhibit E to the Plan, on the Effective Date, will provide cure and compensation for any and all defaults and unpaid obligations under such assumed executory contract or unexpired lease. The Company reserves the right to respond to any objection filed by any party to an executory contract or unexpired lease and/or to reject any executory contract or unexpired lease or assume such contract or unexpired lease by complying with section 365(b) of the Bankruptcy Code, if the other party to any executory contract or unexpired lease establishes that the Cure Payment is greater than the amount specified in Exhibit E to the Plan. To the extent that the Company disagrees with any objection filed by any party to an executory contract or unexpired lease, the Company will request that the Bankruptcy Court declare that the Cure Payment is as stated by the Company, and any disputes which cannot be resolved by the parties will be determined by the Bankruptcy Court after the Confirmation Hearing.

     The Plan provides that certain specified employment policies and certain specified compensation and benefit plans, policies, and programs of the Company applicable generally to its employees, including, without limitation, certain specified health care plans, disability plans, profit sharing plans, pension plans, and insurance plans, are treated as executory contracts under the Plan and are assumed by the Company. Similarly, employment agreements with certain members of management will be assumed by the Company, as amended, extended, and restated on the Effective Date. The Company's obligation to indemnify current officers and directors is assumed under the Plan.

     All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, will be treated as Class 17 Claims under the Plan.

     All Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, must be filed with the Bankruptcy Court on or before such date as the Bankruptcy Court has fixed or may fix by express order with respect to Claims arising from the rejection of specified executory contracts and unexpired leases, or, if no such date is or has been fixed, on or before the first Business Day which is at least fifteen calendar days after the mailing of notice of entry of the Confirmation Order. Any such Claims which are not filed within such time will be forever barred from assertion against the Company, its estate, the Company, and its property.

     3. Amended And Restated Certificate Of Incorporation And Bylaws.

     Pursuant to the Plan, the Certificate of Incorporation of the Company will be amended and restated in substantially the form set forth in the Plan Documents Supplement (the "Amended and Restated Certificate of Incorporation"), and the Bylaws of the Company will be amended and restated is substantially the form included in the Plan Documents Supplement (the "Amended and Restated Bylaws"). The Amended and Restated Certificate of Incorporation changes the name of the Company to "Innovative Micro Technology, Inc." It also includes provisions limiting the liability of directors of the Company, and the Amended and Restated Bylaws provide for mandatory indemnification of the Company's agents (including present officers and directors) for past and future acts to the maximum extent permitted by applicable law. The Amended and Restated Certificate of Incorporation prohibits the Company from issuing nonvoting equity securities, as required by section 1123(a)(6) of the Bankruptcy Code. In addition, the Amended and Restated Certificate of Incorporation authorizes the issuance of the New Common Stock and New Preferred Stock and the Employee Restricted Stock and New Options pursuant to the Employee Restricted Stock and Option Program and the New Employee Restricted Stock and Option Agreement, and the New Warrants pursuant to the New Warrant Agreement. Shares of New Common Stock held by the Disbursing Agent under the Plan, or shares as to which rights have not vested, shall not be entitled to vote on any matter which shareholders in general are entitled to vote.

     4. Board Of Directors.

     Under the Plan, the initial Board of Directors of the Company (the "New Board") shall include: (i) John Foster; (ii) three (3) outside directors nominated by the Company and and by the Committee ("Debtor Nominees"); and (iii) two (2) outside directors nominated by the Committee as approved by the Company ("Committee Nominees"). The Company Nominees have been selected by the Company and approved by the Committee. The Committee Nominees have been selected by the Committee and approved by the Company. The following persons have been selected:

         Name of Director                         Term
         ----------------                         ----
1.    John Foster (Debtor Nominee) 3 years from Effective Date

2.    Malcolm Currie (Debtor       3 years from Effective Date
      Nominee)

3.    Dr. Calvin Quate (Debtor     3 years from Effective Date
      Nominee)

4.    Scott Avila (Committee       2 years from Effective Date
      Nominee)

5.    Daniel Armel (Committee      2 years from Effective Date
      Nominee)

6.    Dr. William Howard (Debtor   2 years from Effective Date
      Nominee)

     Under the Plan, the initial members of the Board of Directors will serve for terms varying by class. Class I Directors will serve until the regularly scheduled annual shareholders meeting occurring after the first full fiscal year following the Effective Date, Class II Directors will serve until the annual meeting in the following year, and Class III Directors will serve until the regularly scheduled annual shareholders meeting held the year thereafter. All members of the Board of Directors serving after the initial Board of Directors, will serve for three year terms. Initially, it is contemplated that each member of the Board of Directors who is not an employee of the Company will receive the following compensation: (i) options to purchase 20,000 sof New Common Stock;
(ii) options to purchase 5,000 shares of New Common Stock each year after the first year of becoming a member of the Board of Directors; (iii) $15,000 a year; and (iv) $1,250 per Board Meeting (provided attendance is in person).

     5. Effective Date.

     The Effective Date is the later of the first Business Day on which no stay of the Confirmation Order is and remains in effect and which is at least one Business Day after the date on which all conditions to effectiveness of the Plan have been satisfied or waived. On the Effective Date or as soon thereafter as is practicable, the Company will deposit with the Disbursing Agent the New Common Stock, New Warrants, and the cash to be distributed as of the Effective Date pursuant to the Plan.

     6. Treatment Of Fractional Securities.

     No fractional shares of New Common Stock or New Warrants will be issued or distributed pursuant to the Plan. Instead, the number of shares of New Common Stock or New Warrants to be distributed to the holder of an Allowed Claim or Allowed Equity Interest will be rounded to the nearest whole number (with fractions equal to exactly one-half being rounded up). No consideration will be provided in lieu of the fractional shares that are rounded down and therefore are not issued.

     7. Employee Restricted Stock and Option Program

     Pursuant to the Plan, the Company will, as of the Effective Date, adopt the Employee Restricted Stock and Option Program, authorizing the grant of Employee Restricted Stock and New Options to purchase shares of New Common Stock to employees as provided for in the Employee Restricted Stock and Option Program.

Pursuant to the Plan, the Company will issue as of and after the Effective Date, from time to time, Employee Restricted Stock and New Options allocated and vested as provided for in the Employee Restricted Stock and Option Program. The Employee Restricted Stock, New Options, the New Employee Restricted Stock and Option Agreement and the Employee Restricted Stock and Option Program are described in Exhibits "A-1, A-2 and A-3," to the Plan. In general, the Plan provides that pursuant to the terms of the New Employee Restricted Stock and Option Agreement and the Employee Restricted Stock and Option Program, 2,250,000 shares of New Common Stock are reserved for the Employee Restricted Stock and the New Options to be issued pursuant to the New Employee Restricted Stock and Option Agreement and the Employee Restricted Stock and Option Program.
Pursuant to the New Employee Restricted Stock and Option Agreement there will be issued Employee Restricted Stock and two (2) classes of New Options. There will be issued 500,000 sof Employee Restricted Stock and each class of New Options shall represent the right to purchase, in the aggregate, that number of shares of New Common Stock as follows:


             Class                Number Of Shares Of New
                                       Common Stock
--------------------------------------------------------------------------------
New Employee Class B Options             1,000,000
--------------------------------------------------------------------------------
Employee Reserved Options                 750,000
--------------------------------------------------------------------------------

     From and after the issuance of the Employee Restricted Stock and each class of New Options, the Employee Restricted Stock and each class of New Options shall be allocated, and certificates representing a fixed amount of Employee Restricted Stock and New Options shall be issued, by the Company to Eligible Employees (as defined in the Employee Restricted Stock and Option Program) as determined by the Chief Executive Officer of the Company or the Board of Directors of the Company, as applicable, in accordance with the Employee Restricted Stock and Option Program. All employees employed by the Company as of the Effective Date will participate in the Employee Restricted Stock Option Program.

     Each New Employee Class B Option will provide for a purchase price for each share of New Common Stock of $5.00 per share. Each Employee Reserved Option will provide for a purchase price for each share of New Common Stock as determined by the Board of Directors, which price shall be the then fair market value of the New Common Stock as determined by the Board of Directors. The Employee Restricted Stock and each New Option will provide that they will vest in the recipient in accordance with a stated vesting schedule if the recipient is an employee of the Company at the date of vesting. Upon vesting, the New Options can be exercised if and only if all of the following conditions have been satisfied: (i) not more than ten (10) years after the issuance of the New Option has lapsed; and (ii) the recipient of the New Option is employed by the Company at the time the recipient seeks to exercise the Employee Restricted Stock and New Option (or not more than ninety (90) days have passed since such employee's employment has been terminated); provided, however, if the recipient is not employed by the Company at the time of exercise by reason of the recipient's death, the recipient's heir (or estate) can exercise the Employee Restricted Stock and New Option; and provided, further, however, if the recipient is not employed by the Company at the time of exercise by reason of the recipient being terminated for reasons other than cause and the recipient upon such termination is entitled under an employment contract to be automatically vested in any benefit program, such recipient can exercise the New Options. The New Employee Restricted Stock and Option Agreement will provide for accelerated vesting upon certain specified conditions.

     8. New Warrants.

     Pursuant to the New Warrant Agreement, 1 million New Warrants will be issued. Each New Warrant will represent the right: (w) to purchase .946805 shares of New Common Stock at a price per share of $20.00; (x) to purchase
 .423822 shares of New Common Stock at a price of $22.50 per share; (y) to purchase .509937 shares of New Common Stock at a price of $27.50 per share; and
(z) to receive the Cash Asset Sale Distribution. Each New Warrant will automatically vest upon issuance, and will be exercisable, in whole or in part, during the period of three (3) years from and after the Effective Date and will expire and be of no further force and effect thereafter. Each New Warrant will be freely transferable. The New Warrants and the New Warrant Agreement are described more fully in the Plan Documents Supplement.

     9. Authority To Issue New Common Stock, Employee Restricted Stock, New Options and New Warrants.

     The Plan and the Disclosure Statement will be deemed to be a solicitation to the holders of Old Common Stock and to the holders of New Common Stock, Employee Restricted Stock, New Options, and New Warrants for approval of the Employee Restricted Stock and Option Program, and the entry of the Confirmation Order will constitute approval of the plan, for purposes of applicable law, including, without limitation, compliance with Rule 16b-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     10. Resale Of Securities.

     In reliance upon an exemption from the registration requirements of the Securities Act and state and local securities laws afforded by section 1145 of the Bankruptcy Code, the issuance of the New Common Stock and the New Warrants to holders of Claims pursuant to the Plan will not require registration or qualification under the Securities Act or any state or local securities laws. In addition, subject to certain exceptions, any such securities issued pursuant to the Plan may be resold by any holder without registration under the Securities Act pursuant to the exemption provided by Section 4(1) of the Securities Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code (a "statutory underwriter"). Section 1145(b) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (ii) offers to sell securities issued under a plan for the holders of such securities, or (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (iv) is a controlling person of the issuer of the securities.

     Entities who believe they may be statutory underwriters are advised to consult their own counsel with respect to the possible availability of exemptions which may be provided by section 1145 or other applicable law.

     In addition, the shares of New Common Stock and the New Warrants issued to holders of Claims pursuant to the Plan generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to the availability thereof.

     After the Effective Date, the Company expects to file a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of New Common Stock issuable upon the exercise of the New Options and the New Warrants distributed to parties who are not holders of Claims. Shares of such New Common Stock issued after the effective date of such registration statement upon the exercise of such options and warrants may be resold by the recipient thereof without restriction to the extent that such shares are held by persons who are not affiliates (as that term is defined in Rule 144 promulgated under the Securities Act) of the Company.

     The Company is not currently in compliance with the reporting requirements of applicable federal securities laws. The Company intends to utilize its reasonable best efforts to come into compliance with the reporting requirements of applicable securities laws and to facilitate trading of the Common Stock, but there can be no assurance that any market will develop for the New Common Stock, for the New Options, or for the New Warrants, as to liquidity of any such market, the ability of holders of sell such securities, or the price at which holders would be able to sell such securities. The Company anticipates that it will take approximately up to six months to come into compliance with the reporting requirements of applicable securities laws, although such time may be shorter or longer. The Company will not be able to file a registration statement on Form S-8 until a year after it comes into such compliance.

     11. Retention of Jurisdiction.

     The Plan provides for the retention by the Bankruptcy Court of jurisdiction over the Chapter 11 Case as specified in the Plan.

     12. Effective Date.

     The Effective Date is the later of the first Business Day on which no stay of the Confirmation Order is and remains in effect and which is at least one Business Day after the date on which all conditions to effectiveness of the Plan have been satisfied or waived. On the Effective Date or as soon thereafter as is practicable, the Company will deposit with the Disbursing Agent the New Common Stock, and the cash to be distributed as of the Effective Date pursuant to the Plan.

      13. Treatment Of Fractional Securities.

      No fractional shares of New Common Stock will be issued or distributed pursuant to the Plan. Instead, the number of shares of New Common Stock to be distributed to the holder of an Allowed Claim or Allowed Equity Interest will be rounded to the nearest whole number (with fractions equal to exactly one-half being rounded up).
No consideration will be provided in lieu of the fractional shares that are rounded down and therefore are not issued.

      14. Discharge of Debtor.

      On and after the Effective Date, the Plan will bind the Company and all holders of Claims and Old Common Stock, whether or not they accept the Plan, and will also discharge the Company from all debts that arose before Confirmation, except as provided in the Plan and in the Confirmation Order.

     The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge, and release of any and all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such claims whether before or after the Petition Date, against the Company and the Company as Debtor in Possession, or any of their assets or properties. Except as otherwise provided in the Plan, on the Effective Date, the Company will be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Equity Interests, including, but not limited to, demands, liabilities, Claims, and interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim or proof of interest based on such debt or interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Equity Interest based on such debt or interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Equity Interest based on such debt or interest has accepted the Plan. In addition, all persons and entities will be deemed precluded from asserting against the Company, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order will act as a discharge of any and all claims against and all debts and liabilities of the Company, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment against the Company at any time obtained to the extent that it relates to a Claim discharged.

     Except as otherwise provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all persons and entities who have held, currently hold, or may hold a debt, Claim, or interest discharged pursuant to the terms of the Plan shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or interest: (a) commencing or continuing in any manner any action or other proceeding against the Company, its successors, or its property; (b) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Company, its successors, or its property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Company, its successors, or its property; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to the Company, its successors, or its property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. Any person or entity injured by any willful violation of such injunction will recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

      15. Procedures With Respect To Documents Evidencing Claims.

     Pursuant to Bankruptcy Rule 3021, on the Effective Date, the transfer ledgers for the Kennilworth Claims, the Old 2% Notes, the Old 7% Notes, and the Old Common Stock shall be closed, and there shall be no further changes in the holders of record of such securities. The Disbursing Agent shall not recognize any transfer of such securities occurring after the Effective Date, but shall instead be entitled to recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledgers as of the Effective Date. In addition, the transfer ledger for the Old Warrants shall be closed. The Disbursing Agent will have no obligation to recognize any transfer of such securities occurring after the Effective Date, but will instead be entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the applicable transfer ledgers as of the Effective Date.

      On the Effective Date, (i) the Kennilworth Facility, the Old 2% Notes, the Old 7% Notes, the Old Common Stock the Old Employee Stock Options and the Old Warrants shall each be deemed canceled, and (ii) the obligations of the Company under the respective indentures or agreements governing the Kennilworth Facility, the Old 2% Notes, the Old 7% Notes, the Old 7% Notes Indenture and under the respective agreements governing the Old Employee Stock Options and the Old Warrants shall be rejected under the Plan. The Plan provides that as of the Effective Date, all notes, documents, instruments or other writings representing Claims against, or Equity Interests in, the Company shall be cancelled and shall thereafter represent only the right to receive the property distributable with respect to the same under the Plan.

     Each holder of a Guarantee Banks' Claims shall surrender such guarantee and each holder of Kennilworth Claims, Old 2% Notes Claims, or Old 7% Notes Claims shall surrender such note or other evidence of such Claim, to the Disbursing Agent in exchange for the distribution under the Plan. No distributions under the Plan shall be made to or on behalf of any holder of a Guarantee Banks' Claims, Kennilworth Claims, Old 2% Notes Claims, or Old 7% Notes Claims, unless and until such instrument is received by the Disbursing Agent or the unavailability of such instrument is reasonably established to the satisfaction of the Disbursing Agent. Any such holder that fails to surrender such instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and, if so requested by the Disbursing Agent, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Disbursing Agent, within five years after the Confirmation Date shall be deemed to have forfeited all rights, Claims, and interests and shall not participate in any distribution under the Plan, and all property in respect of such forfeited distribution shall revert to the Company.

      16. Conditions Precedent.

      The Plan provides that it will not become effective unless each of the following conditions has occurred or, in the case of condition (i), has been waived in writing by the Company: (i) the Confirmation Order shall have been entered on the docket of the Bankruptcy Court for at least 10 days (as calculated in accordance with Bankruptcy Rule 9006(a)).

      17. Amendment Or Revocation Of The Plan.

      The Company may further amend or modify the Plan before or after the Confirmation Date in accordance with the provisions of section 1127 of the Bankruptcy Code. The Company may revoke or withdraw the Plan at any time prior to Confirmation.

      18. Allocation Of Consideration Distributed On Account Of Allowed
Claims.

      The distributions provided for holders of Allowed Claims under the Plan will be allocated in full satisfaction and substitution of the principal amount of such Claims, exclusive of accrued interest. However, such allocation will not limit the scope of the discharge provided under the Plan.

      19. Provisions For Treatment Of Disputed Claims.

      On the Effective Date or as soon thereafter as practicable, the Disbursing Agent will establish such reserve (the "Distribution Reserve"), if any, as the Bankruptcy Court may require after notice and a hearing, on account of particular Disputed Priority Tax Claims, Disputed Other Priority Claims, and Disputed Administrative Expenses; provided, however, in connection with the Allowed Claims of Santa Barbara, if the Company disputes such Claims, the Company will nevertheless pay the full amount of such Claims, subject to the Company's right to seek a refund under applicable law. No reserve will be required for any Disputed Claim or Disputed Administrative Expense to the extent of any effective insurance coverage therefor. Any such Distribution Reserve will be held in trust for the benefit of the holders of such Disputed Claims, Disputed Administrative Expenses, and the Company, as their respective interests may appear, pending determination of their respective entitlement thereto. Any interest accruing thereon will be paid to the Company.

      When, and to the extent that, a Disputed Claim or Disputed Administrative Expense for which a reserve has been required by the Bankruptcy Court becomes allowed pursuant to a Final Order, the Disbursing Agent will make a distribution to the holder thereof in accordance with the Plan. Any surplus in the Distribution Reserve which may result from the allowance of a Disputed Claim or Disputed Administrative Expense in an amount less than the Claim or Administrative Expense as filed with the Bankruptcy Court will be transferred to the Company by the Disbursing Agent.

      If any of Classes 11, 12 or 13 votes to reject the Plan (each a "Rejecting Class") the shares of New Common Stock that are initially allocated to holders of Allowed Claims in such Rejecting Class will be reallocated to the holders of Allowed Claims in Class 10 unless the Bankruptcy Court orders otherwise pursuant to an adversary proceeding filed by the holder of an Allowed Claim in a Rejecting Class seeking to enforce such Person's Subordination Rights. If such an adversary proceeding is timely filed, and the Bankruptcy Court enters an order prohibiting the reallocation to holders of Allowed Class 10 Claims of such Person's shares of New Common Stock that are initially allocated to such Person, such shares of New Common Stock, together with any dividend and distributions thereon, will be held by the Disbursing Agent until such time as the Bankruptcy Court enters an order in such adversary proceeding adjudicating the Subordination Rights. See Plan Section V.F. - "Subordination Disputes."

     Each beneficial owner of Old Common Stock of record as of the Effective Date shall be deemed to have an Allowed Class 18 Equity Interest for the number of such shares of record and need not file a proof of interest with respect thereto. In the event any entity that is neither the record holder as of the Effective Date of Old Common Stock nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), such proof of right shall be disallowed.

      Shares of New Common Stock and New Warrants which would otherwise be issued and distributed on account of holders of Disputed DAS Claims, Disputed Capital Leases Claims, Disputed Operating Leases Claims or Disputed Other General Unsecured Claims pursuant to Plan Section V.B. - "Issuance Of New Equity Interests" shall instead be issued in the name of the Disbursing Agent. Such shares, together with any dividends and distributions thereon, shall be held in trust by the Disbursing Agent and reserved for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto, but shall not be voted by the Disbursing Agent. The Company or the Creditors' Committee shall have the right to seek an order of the Bankruptcy Court, after notice and a hearing, estimating or limiting the amount of such Claims for which such shares must be so reserved. No reserve shall be required for any Disputed Claim to the extent of any effective insurance coverage therefor. Such shares so reserved shall be distributed by the Disbursing Agent to a holder of a Disputed Claim to the extent that such Disputed Claim becomes an Allowed Claim pursuant to an order of the Bankruptcy Court. To the extent that such a Disputed Claim ultimately is disallowed or allowed in an amount less than the amount for which such shares have been reserved, the resulting surplus shares of New Common Stock shall be distributed by the Disbursing Agent from time to time to the other holders of Allowed Claims in the applicable Class as their respective interests appear.

      The Company shall have the right to make and file objections to Claims, to Equity Interests, and to Administrative Expenses, and shall serve a copy of each objection upon the holder of the Claim, Equity Interest, or Administrative Expense to which the objection is made, on or before the later of (i) the ninetieth (90) day after the Effective Date, or (ii) the ninetieth (90) day after proof of such Claim or Equity Interest or request for payment of such Administrative Expense is filed, or (iii) such other applicable period of limitation as may be fixed or extended by the Bankruptcy Court.

      20. Provision For Allowance Of Certain Claims.

      a.    Kennilworth Claims.

     A beneficial owner of Kennilworth Claims of record as of the Effective Date shall, for purposes of distributions under the Plan, be deemed to have an Allowed Class 11 Claim for the outstanding principal amount of the Kennilworth Claims owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto, subject to the aggregate amount of Allowed Class 11 Claims as provided for in the Plan. In the event any Person that is neither the record holder as of the Effective Date of the Kennilworth Claims nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent shall establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holder of such Disputed Class 11 Claim. To the extent such Disputed Class 11 Claim is disallowed, any reserve pertaining to such Disputed Class 11 Claim shall be distributed to all holders of Allowed Class 11 Claims on a Pro Rata Basis, subject to redistribution pursuant to Plan
Section V.F. - "Subordination Disputes."

      b.    Old 2% Notes Claims.

     A beneficial owner of Old 2% Notes of record as of the Effective Date shall, for purposes of distributions under the Plan, be deemed to have an Allowed Class 12 Claim for the outstanding principal amount of the Old 2% Notes owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto, subject to the aggregate amount of Allowed Class 12 Claims as provided for in the Plan. In the event any Person that is neither the record holder as of the Effective Date of an Old 2% Note nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent shall establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holder of such Disputed Class 12 Claim. To the extent such Disputed Class 12 Claim is disallowed, any reserve pertaining to such Disputed Class 12 Claim shall be distributed to all holders of Allowed Class 12 Claims on a Pro Rata Basis, subject to redistribution pursuant to Plan Section V.F. - "Subordination Disputes."

      c.    Old 7% Notes Claims.

     A beneficial owner of Old 7% Notes of record as of the Effective Date shall, for purposes of distributions under the Plan, be deemed to have an Allowed Class 13 Claim for the outstanding principal amount of the Old 7% Notes owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto, subject to the aggregate amount of Allowed Class 13 Claims as provided for in the Plan. Any proof of claim filed by the Indenture Trustee for the Old 7% Notes on account of principal and interest shall be disallowed. In the event any Person that is neither the record holder as of the Effective Date of an Old 7% Note nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent shall establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holder of such Disputed Class 13 Claim. To the extent such Disputed Class 13 Claim is disallowed, any reserve pertaining to such Disputed Class 13 Claim shall be distributed to all holders of Allowed Class 13 Claims on a Pro Rata Basis, subject to redistribution pursuant to Plan Section V.F. - "Subordination Disputes." With respect to distributions to be made to Class 13, the Plan provides, among other things, that: (i) the Indenture Trustee shall be the Disbursing Agent; (ii) that the Indenture Trustee shall receive the consideration to be paid to Class 13 as Disbursing Agent for the holders of Allowed Class 13 Claims; (iii) that the Indenture Trustee as Disbursing Agent for Class 13 shall be responsible for making distributions to holders of Allowed Class 13 Claims; (iv) that the Indenture Trustee shall be authorized to deduct from the consideration provided to Class 13 the Indenture Trustee Claim to the extent so provided for in the Old 7% Notes Indenture. The Indenture Trustee may assert a claim for substantial contribution which if allowed, all or a portion of the Indenture Trustee Claim will be paid as an Administrative Claim; the Company does not believe that the Indenture Trustee is entitled to an Administrative Claim based upon a substantial contribution and will oppose any such claim made by the Indenture Trustee.

      d.    Allowed Administrative Claims of Professional Persons.

     Pursuant to the Plan, each professional person employed by the Estate that is a Professional Person shall receive on account of its deferred Allowed

Administrative Claim (the "Professional Person's Deferred Claim") in the amounts as specified in the Plan: (x) monthly interest payments calculated based upon 12% per annum, simple interest, on the outstanding amount of each Professional Person's Professional Person's Deferred Claim; (y) payment as soon as practical after the consummation of the Hollister Transaction of an Amount, based upon the Allowed Administrative Claim of the Professional Persons (except that for Stutman, Treister & Glatt Professional Corporation, for purposes of calculating the Pro Rata amount of the $1.2 million the Allowed Administrative Claim of Stutman, Treister & Glatt Professional Corporation shall be reduced by the amount of its prepetition retainer), of $1.2 million; and (z) payment on the two year anniversary of the Effective Date of an amount equal to the remaining balance of such Allowed Administrative Claim (the "Deferred Claim"), with all the accrued and unpaid interest at the rate of 12% per annum, simple interest; subject to the Professional Person's Deferred Payment Conversion (as defined in the Plan).

     Pursuant to the Plan, the aggregate Professional Person's Deferred Payment shall be secured by a first priority lien on the equipment owned by the Company as of the Effective Date and clear of all other liens and encumbrances without further order or filing, and shall be secured by a lien on the Hollister Property, junior to all liens existing as of the Effective Date, including, without limitation, all liens in favor of the County of Santa Barbara, Owens Financial and Gold Mountain. The Company shall be free to sell such equipment free and clear of the lien provided herein in the ordinary course of business.

      Pursuant to the Plan, for a period through and including the business day immediately before the second anniversary of the Effective Date, a Professional Person may elect to convert (the "Professional Person's Deferred Payment Conversion") its Professional Person's Deferred Payment to shares of New Common Stock.

      The Bankruptcy Code provides that each Professional Person is entitled to be paid cash, in full, at the Effective Date an amount equal to such Professional Person's Allowed Administrative Claim. In consideration for each Professional Person waiving this right and agreeing to accept the Deferred Claim, and payment thereof, as provided for in the Plan, the Plan provides for each Professional Person having an Allowed Administrative Claim as of the Effective Date as set forth in the Plan.

      21. No Liability for Solicitation or Participation.

      As specified in section 1125(e) of the Bankruptcy Code, persons who solicit acceptances or rejections of the Plan and/or who participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

      22. Limitation Of Liability.

     Neither the Company, nor the Company, nor any of their respective employees, officers, directors, shareholders, agents, or representatives, nor the Creditors' Committee or its members, nor any professional persons employed by the Company, the Company as Debtor in Possession, or the Creditors'

Committee, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, security, release, or other agreement, instrument, or document created in connection with the Plan.

      23. Rights Of Action; Preferences.

      Any and all rights and causes of action accruing to the Company or its estate will remain assets of and vest in the Company, whether or not litigation relating thereto is pending on the Effective Date. The Company may pursue all rights and causes of action in its sole discretion, in accordance with what is in the best interests, and for the benefit, of the Company. Neither the Company nor the Company waives, relinquishes, or abandons any right or cause of action which constitutes property of the Debtor's Estate, whether or not such right or cause of action has been listed or referred to in the Schedules and whether or not such right or cause of action is currently known to the Company.

      The rights and causes of action which will remain assets of and vest in the Company include, without limitation, the following:

      a. Claims against Persons pursuant to Section 547 of the Bankruptcy Code, which may include those Persons identified in Exhibit G hereto, but only for purposes of offset recoupment counterclaim or defense.

     b. All claims or causes of actions of the Debtor's Estate which may be brought under the Company's director's and officer's liability insurance policies, including, without limitation, causes of action relating to the litigation identified in Exhibit E hereto, except as otherwise comprised under the Plan.

      c. Claims against the Persons for postpetition payment of prepetiton retrospective premiums for workers compensation and employers liability insurance.

      d. Any claims or rights of the Company under its leases, agreements, documents, or otherwise to any offset, credit, or reimbursement for overpayment.

      e.    all claims or rights of the Company against Connor Technology.

      f.    all claims or rights of the Company against DAS creditors.

      g. all claims or rights of the Company arising out of, related to, or connected with the Mag Data
Sale.

      24.  Revesting Of Assets.

     Except as otherwise provided in the Plan, the property of the Estate of the Company will revest in the Company on the Effective Date. The Company may operate its business and may use, acquire, and dispose of property without supervision by the Bankruptcy Court or the United States Trustee and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. As of the Effective Date, all property of the Company will be free and clear of all Claims, liens, encumbrances, and other interests of creditors and holders of Equity Interests, except as otherwise provided in the Plan.

      25.   Global Release.

     The consensual settlement of the Subordination Claims and the Subordination Rights provided for in the Plan is an integral part of the Plan as it avoids potentially substantial litigation, delay and costs. Without the implementation of the Settlement, the distribution of New Common Stock under the Plan, if confirmed, would be delayed and, as a result, any market for such New Common Stock may not develop or would be delayed pending resolution of the litigation of the Subordination Claims and the Subordination Rights. Accordingly, if any of Classes 10 and 12 through 17 vote to accept the Plan, in consideration of the reallocation of New Common Stock by Class 10 and the issuance of New Warrants, and the continued employment of management, and other valuable consideration, the holders of Allowed Claims in such Classes shall be deemed to waive, release, discharge, forgive, and covenant not to sue, the former and current officers and directors and agents of the Company and/or the Company as Debtor in Possession for any Claim (whether known or unknown) arising from, related to, or connected with, whether directly or indirectly, in any manner whatsoever, any event, transaction or occurrence, omission or commission prior to the Effective Date. The foregoing sentence shall include a waiver of Section 1542 of the California Civil Code, or any similar federal or state law; Section 1542 of the California Civil Code states:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

      The Company believes that the Global Release is a critical component of the Plan as it provides for the Company certainly that it will not be impeded by pre-confirmation litigation regarding its former and current officers and directors. The Global Release was negotiated with the Committee and is supported by the Committee. The Company believes that ample consideration is provided for the Global Release; other parties may differ with the Company's view.

      26.   New Hollister Financing.

     The Company shall be authorized to obtain a new loan (the "New Hollister Financing") in an amount not to exceed $6.0 million, which loan shall be secured by a lien on the Hollister Property (the "New Hollister Financing Lien"), which New Hollister Financing Lien shall senior to all liens encumbering the Hollister Property; provided, however, that the Company shall use the net proceeds from the New Hollister Financing as follows: (1) first, to pay all liens securing property taxes due and owing; (2) second, to pay the Owens Priming Loan; and (3) third, for any corporate purpose.

      27.   Hollister Transaction.

     The Company shall be authorized to sell the Hollister Property free and clear of all liens, claims and encumbrances; and all such liens, claims and encumbrances shall automatically attached to the net proceeds of a sale of the Hollister Property and the net proceeds shall be distributed as follows: (i) first, to the County of Santa Barbara to pay any and all liens securing property taxes due and owing, (ii) second to Owens Financial to pay any and all liens securing indebtedness owing to Owens Financial; and (iii) third, to the Company to be used for any corporate purpose.

      28.  Defined Terms.

     "Allowed Claim" and "Allowed Equity Interest" mean, respectively, except as otherwise allowed or provided herein, a Claim or an Equity Interest, proof of which was timely and properly filed or, if no proof of claim or proof of interest was filed, which has been or hereafter is listed by the Company on its Schedules as liquidated in amount and not disputed or contingent, and, in either case, as to which no objection to the allowance thereof has been interposed on or before the later of (i) the ninetieth (90th) day after the Effective Date, or
(ii) the ninetieth (90th) day after proof of such Claim or Equity Interest is filed, or (iii) such other applicable period of limitation as may be fixed or extended by the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim" shall not include interest on such Claim accruing after the Petition Date.

      "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended set forth in sections 101 et seq. of title 11 of the United States Code, as applicable to the Chapter 11 Case.

      "Bankruptcy Court" means the United States District Court for the Central District of California, Santa Barbara Division, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code; or, in the event such court ceases to exercise jurisdiction over the Chapter 11 Case, such court or unit thereof that exercises jurisdiction over the Chapter 11 Case in lieu thereof.

      "Bankruptcy Rules" means, collectively, (i) the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, and (ii) the Local Bankruptcy Rules applicable to cases pending before the Bankruptcy Court, as now in effect or hereafter amended.

      "Business Day" means any day which is not a Saturday, a Sunday, or a "legal holiday" as defined in Bankruptcy Rule 9006(a).

     "Capital Leases" means those certain leases of personal property entered into by the Company prior to the commencement of the Chapter 11 Case and which are capitalized and shown as liabilities on the Company's balance sheet in accordance with GAAP, including, without limitation, those leases identified in Exhibit "H" annexed hereto.

      "Capital Leases Claims" means the unsecured Claims of Persons who are parties to Capital Leases.

      "Cash" means cash or cash equivalents.

      "Cash Asset Sale" means a sale for cash of all, or substantially all, of the assets of the Company that is consummated within the three year period from and after the Effective Date.

      "Cash Asset Sale Distribution" shall mean a Pro Rata distribution to holders of in Classes 12 and 13 as of the Record Date (based upon the Allowed Claims in Classes 12 and 13) of certain of the net proceeds from a Cash Asset Sale as described in the Cash Asset Sale Formula, and for purposes hereof net proceeds from a Cash Asset Sale shall mean the gross cash proceeds less, among other things: (i) all costs associated with the Cash Asset Sale; (ii) all liabilities that must be paid by the Company prior to making distributions to shareholders, including reserves for contingent liabilities; and (iii) all costs of liquidating the Company, including the costs of making distributions to shareholders.

      "Cash Asset Sale Formula" means the formulas set forth in Exhibit J to the Plan with respect to the repurchase by the Company of certain shares of New Common Stock originally issued to the Guarantee Banks, and the distribution of the Cash Asset Sale Distribution to holders of Allowed Claims in Classes 12 and 13, as provided for in the Plan.

      "Chapter 11 Case" means the case under chapter 11 of the Bankruptcy Code, commenced by the Company on the Petition Date, styled "In re Applied Magnetics Corporation," and assigned Case No. ND00-1066-RR.

     "Claim" means (a) any right to payment from the Company, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Company, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     "Class 12 Warrants" means the Pro Rata portion of the New Warrants to be distributed to Class 12 based upon the Allowed Class 12 Claims and the Allowed Class 13 Claims.

     "Class 13 Warrants" means the Pro Rata portion of the New Warrants to be distributed to Class 13 based upon the Allowed Class 12 Claims and the Allowed Class 13 Claims.

      "Committee" means the Official Committee of Creditors Holding Unsecured Claims as appointed by the Office of the United States Trustee pursuant to section 1102 of the Bankruptcy Code to serve in the Chapter 11 Case.

      "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

      "Creditor Shares of New Common Stock" means 4,500,000 shares of New Common Stock less up to a maximum of 45,000 shares of New Common Stock issued to Houlihan Lokey Howard & Zukin ("HLHZ"), but excluding any shares of New Common Stock issued to HLHZ, on account of its "Monthly Fee," as defined in HLHZ's retention agreement, and less the Warn Settlement Stock, and with respect to the shares of New Common Stock issued to Class 10 and to Class 11, the Creditor Shares of New Common Stock so distributed will be subject to the legend and restrictions as described in the Plan with respect to the treatment of Class 10 and Class 11, respectively.

     "Cure Payment" means the amount shown on Exhibit "E" to the Plan. which specifies the amount ("Cure Payment"), if any, that the Company believes must be tendered on the Effective Date, in order to provide compensation in accordance with sections 365(b)(1)(A) & (B) of the Bankruptcy Code. has the meaning referred to in Section VI.A. of the Plan.

      "DAS" means DAS Devices, Inc., a Delaware corporation, and a wholly owned subsidiary of the Company.

      "DAS Claims" means Claims assert by any Person who is a DAS Creditor.

      "DAS Creditor" means any Person who asserts DAS Claims.

      "Debtor in Possession" means the Company when acting in the capacity of representative of the estate in the Chapter 11 Case.

      "Disclosure Statement" means The Debtor's Third Amended Disclosure Statement Under Chapter 11 of the Bankruptcy Code dates as of September 24, 2001.

     "Disbursing Agent" means the Company in its fiduciary capacity as the agent to hold and distribute the consideration to be distributed to holders of Allowed Administrative Expenses Allowed Claims, and Allowed Equity Interests pursuant to the Plan, the Confirmation Order, or such other order as may be entered by the Bankruptcy Court; provided, however, with respect to the distributions to be made to Class 13, the Indenture Trustee shall be the Disbursing Agent and the consideration under the Plan to be provided to holders of Allowed Class 13 Claims shall be provided to the Indenture Trustee and the Indenture Trustee shall receive the same as Disbursing Agent for the holders of Allowed Class 13 Claims and shall be responsible for making distributions to holders of Allowed Class 13 Claims, and the Indenture Trustee shall be authorized to deduct from the consideration provided to Class 13 the Indenture Trustee Claim to the extent so provided for in the Old 7% Notes Indenture. The Disbursing Agent may employ or contract with other entities to assist in or perform the distribution of property. The Disbursing Agent will serve without bond.

     "Disputed Administrative Expense," "Disputed Claim," and "Disputed Equity Interest" mean any Administrative Expense, Claim, or Equity Interest, as the case may be, (i) which is listed in the Schedules as unliquidated, disputed, contingent, and/or unknown, or (ii) as to which the Company or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

      "Effective Date" means the first Business Day (a) on which no stay of the Confirmation Order is and remains in effect and (b) that is at least one business day after the date on which the conditions specified in Section VII.A. of the Plan have been satisfied or waived.

     "Employee Reserved Options" means individually, and in the aggregate, 750,000 Employee Reserved Options, to be issued pursuant to the Plan as of the Effective Date, exercisable for the purchase of 750,000 shares of New Common Stock to be issued on the terms and conditions set forth in the certificates for the Employee Reserved Options. A summary of certain of the principal terms and conditions of the Employee Reserved Options is set forth in Exhibit "A-1" to the Plan. The certificates for the Employee Reserved Options shall be substantially in the form set forth in the Plan Documents Supplement. The Employee Reserved Options shall be governed in all respects by the New Employee Restricted Stock and Option Agreement substantially in the form set forth in the Plan Documents Supplement. A summary of certain of the principal terms and conditions of the New Employee Restricted Stock and Option Agreement is set forth in Exhibit "A-2" to the Plan.

     "Employee Restricted Stock" means individually, and in the aggregate, 500,000 Shares of New Common Stock, to be issued pursuant to Section V.B. of the Plan as of the Effective Date, to be issued on the terms and conditions set forth in Exhibit "A-1" to the Plan. The Employee Restricted Stock shall be governed in all respects by the New Employee Restricted Stock and Option Agreement substantially in the form set forth in the Plan Documents Supplement. A summary of certain of the principal terms and conditions of the New Employee Restricted Stock and Option Agreement is set forth in Exhibit "A-2" to the Plan.

      "Employee Restricted Stock and Option Program" means the program governing the issuance of the Employee Restricted Stock and New Options to purchase New Common Stock to be issued to certain employees of the Company pursuant to
Section V.J. of the Plan. A summary of certain principal terms and conditions of the Employee Restricted Stock and Option Program is set forth in Exhibit "A-2" to the Plan. The Employee Restricted Stock and Option Program shall be governed in all respects by the Employee Restricted Stock and Option Program substantially in the form set forth in the Plan Documents Supplement.

      "Equity Interest" means any equity interest in the Company represented by Old Common Stock, including any right, warrant, option or contract to purchase Old Common Stock.

      "File," "Filed," "Files," or "Filing" means properly and timely filed with the Bankruptcy Court in the Chapter 11 Case, as reflected on the official docket of the Bankruptcy Court for the Chapter 11 Case, served on Persons, as such filing and service are required pursuant to the Bankruptcy Code, Bankruptcy Rules and/or order of the Bankruptcy Court.

     "Final Order" means an order or judgment of the Bankruptcy Court or other applicable court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Company or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, of certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

      "GAAP" means generally accepted accounting principles as in effect and applicable to the Company's financial statements.

      "General Unsecured Claim" means any Claim that is not a Secured Claim, Administrative Expense, Priority Tax Claim, Other Priority Claim, or a Claim classified in Classes 9 through 16, inclusive, and 17B, 10, 11, 12, 13, 14.

      "Gold Mountain" means Gold Mountain Financial Institution, Inc., a California corporation.

      "Guarantee Banks" means collectively, Malayan Banking Berhad (aka Maybank), RHB Bank Berhad (fka DCB Bank Berhad); Ban Hin Lee Bank Berhad, Arab-Malaysian Bank Berhad and United Overseas Bank (Malaysia) Bhd. whose respective Claims against certain of the Company's subsidiaries have been guaranteed by the Company.

      "Guarantee Banks' Claims" means the Claims of the Guarantee Banks arising under or pursuant to the Guarantee Banks' Guarantee.

      "Guarantee Banks' Guarantee" means the Company's guarantees issued in favor of the Guarantee Banks with respect to certain obligations of the Company's subsidiaries.

      "Hollister Property" means that certain real property and improvements thereon owned by the Company and commonly known as 6300 Hollister Avenue, Goleta, CA.

      "Indenture Trustee" means The Chase Manhattan Bank, N.A. as Trustee under that certain Old 7% Notes
Indenture.

      "Indenture Trustee Claim" means the Claim of the Indenture Trustee arising under or pursuant to the Old 7% Notes Indenture.

      "Kennilworth" means Kennilworth Partners II LP, a Delaware limited partnership.

      "Kennilworth Claims" means the Claims of Kennilworth pursuant to the Kennilworth Facility.

      "Kennilworth Facility" means that certain Senior Subordinated Convertible Note due July 14, 2005, dated July 14, 1999, executed by the Company in favor of Kennilworth, and all ancillary documents, instruments, security agreements, licenses, pledges, guarantees and other agreements, contracts or documents referred to therein or related thereto.

     "Mag Data Sale" means the Company's sale, consummated on or about April 12, 1999, of its former subsidiary known as Magnetic Data Technologies, LLC to Dubilier & Company, all transactions arising from, related to, or connected with the sale.

     "New Employee Class B Options" means individually, and in the aggregate, 1,000,000 New Employee Class B Options, to be issued pursuant to Section V.B. of the Plan as of the Effective Date, exercisable for the purchase of 1,000,000 shares of New Common Stock on the terms and conditions set forth in the certificates for the New Employee Class B Options. A summary of certain of the principal terms and conditions of the New Employee Class B Options is set forth in Exhibit "A-1" to the Plan. The certificates for the New Employee Class B Options shall be substantially in the form set forth in the Plan Documents S The New Employee Class B Options shall be governed in all respects by the New Employee Restricted Sand Option Agreement substantially in the form set forth in the Plan Documents Supplement. A summary of certain of the principal terms and conditions of the New Employee Restricted Stock and Option Agreement is set forth in Exhibit "A-2" to the Plan.

     "New Common Stock" means shares of Common Stock of the Company, par value $.0001 per share, authorized pursuant to the Amended and Restated Certificate of Incorporation. Initially, 4,500,000 shares of New Common Stock shall be issued and distributed, or reserved for distribution, pursuant to Section V.B. of the Plan as of the Effective Date, 2,250,000 shares of New Common Stock will be deemed authorized for issuance and reserved in connection with the Employee Restricted Stock and New Options, 1,880,564 shares of New Common Stock will be deemed authorized for issuance and reserved in connection with the exercise of the New Warrants, and 300,000 of shares of New Common Stock will be deemed authorized for issuance and reserved in connection with the Professional Persons' Deferred Claims. The certificates for the New Common Stock shall be substantially in the form set forth in the Plan Documents Supplement.

     "New Employee Restricted Stock and Option Agreement" means the agreements to be effective as of the Effective Date governing the issuance of the Employee Restricted Stock and New Options to employees of the Company, copies of which are Filed as part of the Plan Documents Supplement.

     "New Equity Interests" means collectively the New Common Stock, Employee Restricted Stock, the New Options, and the New Warrants issued under and pursuant to the Plan.

      "New Options" means, collectively, the Employee Restricted Stock, and New Employee Class B Options and the Employee Reserved Options authorized pursuant to the Plan and issued pursuant to the New Employee Restricted Stock and Option Agreement.

     "New Preferred Stock" means 2.5 million shares of New Preferred Stock of the Company, $.0001 par value, authorized pursuant to the Amended and Restated Certificate of Incorporation.

      "New Warrants" means the Warrants to be issued Pro Rata (based upon the Allowed Class 12 Claims and the Allowed Class 13 Claims) to Classes 12 and Classes 13, respectively, if such Classes accept the Plan, which such Warrants shall provide, in the aggregate, for the following: (i) the right to purchase 946,805 shares of New Common Stock at a price of $20 per share; (ii) the right to purchase 423,822 shares of New Common Stock at a price of $22.50 per share;
(iii) the right to purchase 509,937 shares of New Common Stock at a price of $27.50 per share; and (iv) the right to receive the Cash Asset Sale Distribution, as described more fully in the New Warrant Agreement.

      "New Warrant Agreement" means the agreement to be effective as of the Effective Date governing the issuance of the New Warrants, copies of which are Filed as part of the Plan Documents Supplement.

      "Old Common Stock" means the issued and outstanding shares of common stock of the Company, par value $.10 per share, prior to the Effective Date, and all rights and interests arising thereunder, and all rights to acquire Old Common Stock pursuant to options, warrants, agreements, contracts, plans, employee plans, or similar agreements or instruments.

      "Old Employee Stock Options" means those options to purchase Old Common Stock of the Company which were previously granted by the Company and are outstanding as of the Effective Date, and all rights and interests arising thereunder.

      "Old 7% Notes" means the Company's 7% Convertible Subordinated Debentures due 2006, and all rights and Claims arising thereunder and the Old 7% Notes Indenture.

      "Old 7% Notes Claims" means all Claims of holders of Old 7% Notes arising under or related to the Old 7% Notes.

      "Old 7% Notes Indenture" means the Indenture, dated March 22, 1996, in respect of the Old 7% Notes.

      "Old 2% Notes" means the Company's Senior Subordinated Convertible Notes due September 15, 2004 in the aggregate principal amount of $12,000,0000 and all rights and Claims arising thereunder.

      "Old 2% Notes Claims" means all Claims of holders of Old 2% Notes arising under or related to the Old 2% Notes.

      "Old Warrants" means all warrants or options (including, without limitation, the Old Employee Stock Options) for the purchase of Old Common Stock which were previously issued by the Company and are outstanding as of the Effective Date, and all rights and interests arising thereunder.

      "Operating Leases" means those certain leases of personal property entered into by the Company prior to the commencement of the Chapter 11 Case, which leases are not shown as liabilities on the Company's financial statements in accordance with GAAP, including, without limitation, those leases identified in Exhibit "I" annexed hereto.

      "Operating Leases Claims" means the unsecured Claims of Persons who are parties to Operating Leases.

      "Other Priority Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense.

      "Owens Priming Loan" shall mean the loan provided to the Company by Owens Financial Group, Inc. ("Owens Financial") in an amount up to $2 million as approved by and pursuant to, the Order of the Bankruptcy Court.

      "Person" means any individual, corporation general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit, official committee appointed by the United States Trustee, unofficial committee of creditors, or other entity.

      "Petition Date" means January 7, 2000, the date on which the Company filed its voluntary petition commencing the Chapter 11 Case.

      "Plan Documents Supplement" means the compilation of the forms of certain documents referred to herein as specified in Section I.C. of the Plan, as amended, which Plan Documents Supplement shall be in a form acceptable to the Committee, or if there is a dispute between the Company and the Committee, shall be in a form approved by the Bankruptcy Court.

      "Priority Tax Claim" means a Claim of a govern mental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

      "Professional Person" means for purposes of the Plan, Houlihan Lokey Howard & Zukin, O'Melveny & Myers, LLP, Sheppard Mullin Richter & Hampton, LLP and Stutman, Treister & Glatt Professional Corporation.

      "Pro Rata," "Pro Rata Share," and "Pro Rata Basis" mean a proportionate share, so that with respect to distributions to an applicable class or classes of claims the ratio of the consideration distributed on account of an Allowed Claim or Allowed Equity Interest to the amount of the Allowed Claim or Allowed Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Equity Interests in such applicable class or classes to the amount of all Allowed Claims or Allowed Equity Interests in the applicable class or classes.

      "Santa Barbara" means the county of Santa Barbara, California.

      "Schedules" means the schedules of assets and liabilities and list of equity security holders filed by the Company as required by section 521(1) of the Bankruptcy Code, Bankruptcy R1007(a)(3 and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

     "Secured Claim" means (i) an Allowed Claim against the Company to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of any interest in property of the estate securing such Allowed Claim, (ii) the CIT Claim, the CIT Leasing Claim, the Gold Mountain Claim, the Santa Barbara Personal Property Tax Claim and the Santa Barbara Real Property Tax Claim to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or otherwise, of any interest in property of the estate securing such claim; and
(iii) the Indenture Trustee Claim to the extent of the lien of the Indenture Trustee under the Old 7% Notes Indenture on the proceeds distributed to holders of Old 7% Claims under the Plan.

     "Subordination Claims" means any claim, cause of action, suit, promise, warranty, controversy, account, damage, consequential damage, punitive damage, demand, agreement, covenant, judgment, execution, debt, liability, loss, cost or expense, of any kind whatsoever, in law or in equity, liquidated or unliquidated, known or unknown, or hereafter known, of any Person against any other Person, whether asserted affirmatively, or as a defense, in connection with the Subordination Rights.

      "Subordination Rights" means, as applicable, the rights and claims of the holders of "Senior Indebtedness" as the term Senior Indebtedness is defined, respectively, in the Kennilworth Facility, the Old 2% Notes, and the Old 7% Notes and the Old 7% Notes Indenture, and the rights and claims of any Person opposing the rights of such holders of Senior Indebtedness, including, without limitation, holders of the Kennilworth Claims, holders of the Old 2% Notes and holders of the Old 7% Notes.

(4) The following table shows the number of issued and outstanding shares of the Company's Common Stock, and the number of shares of Common Stock reserved for future issuance in respect of claims and interests filed and allowed under the Plan.


Shares Issued and Outstanding..........4,500,000 (A)

Shares Reserved for Issuance Pursuant to Claims
and Interests Filed and Allowed Under the
Plan of Reorganization.................. 300,000 (B)

                     TOTAL.............4,800,000

----------------------------------------------
(A) To be issued in accordance with the Plan of Reorganization after giving effect to the cancellation of 68,717,228 issued and outstanding shares of Common Stock.

(B) Shares to be issued under the Plan as compensation for administrative claims to professional advisors of the Company as Debtor-in-Possession. This number does not include the reservation for issuance of up to 1,880,565 shares of common stock to be issued on the exercise of warrants granted pursuant to the Plan of Reorganization, because the registrant will have the right to concurrently redeem an equivalent number of outstanding shares held by stockholders, at a price to the registrant of $.01 per share.

(5) The following table sets forth information about the Company's assets and liabilities as of November 5, 2001, the date the Bankruptcy Court confirmed the order entering the Plan.

                          APPLIED MAGNETICS CORPORATION
                       Condensed Balance Sheet - Unaudited
                            As of November 5, 2001(1)
                                (in thousands)


            ASSETS
Current Assets:
   Cash and cash equivalents                                      $       2,018
   Accounts receivable, net                                                 850
   Inventories                                                               25
   Prepaid expenses and other                                               732
                                                                     ----------
                                                                          3,625
                                                                     ----------
Property, plant and equipment, Net                                       24,913
Other assets                                                              5,500
                                                                     ----------
Total Assets                                                             34,038
                                                                     ==========

            LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
   Current portion of long-term debt                              $           0
   Notes payable                                                          5,115
   Accounts payable                                                         590
   Accrued payroll and benefits                                             152
   Other current liabilities                                                100
                                                                     ----------
                                                                          5,957
Long-term debt, net                                                      14,865
                                                                     ----------
Stockholders' Investment:
   Par Value                                                                  0
   Paid-in capital                                                       13,216
   Retained income (deficit)                                                  0
                                                                     ----------
                                                                         13,216

   Treasury Stock at Cost                                                     0
   Unearned restricted stock compensation                                     0
                                                                     ----------
                                                                         13,216
                                                                     ----------
Total Liabilities and Stockholders' Investment                    $      34,038
                                                                     ==========

(1) Reflecting the effectiveness of the Debtor's Third Amended and Restated Plan of Reorganization dated as of September 24, 2001.

Item 7.  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

     Exhibit Number          Description
     --------------          -----------
     Exhibit 2.1.............Debtor's Third Amended Plan of Reorganization
                             Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2001            APPLIED MAGNETICS CORPORATION


                                   By: /s/ Peter T. Altavilla
                                   ---------------------------
                                   Name: Peter T. Altavilla
                                   Title: Secretary and Chief Financial Officer